CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-38462, 333-71525, 333-61223, 333-63889, and 333-48797) and on Form S-8 (Nos. 333-68794, 333-43904, 333-40770, 333-40772, 333-37959 and 333-38137) of RCN Corporation and its Subsidiaries of our report dated March 25, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Florham Park, NJ

April 29, 2004